Exhibit 99.1

NutraLife BioSciences, Inc. Finalizes Product Registration with U.S. FDA & Completes First Order of Oral Shield Mouth Spray

Coconut Creek, FL, December 18th, 2020 — NutraLife BioSciences, Inc. (“NutraLife” or the “Company”) (OTC: NLBS) today announced that it received its product registration number from the Food and Drug Administration (FDA) and has completed its first production run of Oral Shield antiseptic protection mouth spray. The Company recently received an initial purchase order to manufacture 25,000 units of which 12,500 are planned to be exported to Indonesia and 12,500 for domestic distribution. The Company has since received a second order to produce 87,500 units, as the Company enters into the new product launch phase.

The Company along with its partners plans to market and distribute the product on a global scale and seeks to provide a convenient, travel-size, quality, multi-functioning antiseptic mouth spray for consumers to use throughout the day.

We believe that mouthwash products can be effective at killing viruses, reducing the viral load within the mouth essentially supporting the reduction of virus transmissions. The Company expects the product to be well received and has ramped up production as it anticipates increased demand in a world more conscious of being exposed to various viruses.

Last month, the Company announced that it had signed a multi-year production, fulfillment, and distribution agreement with 27 Health Inc. to launch its patent-pending Oral mouth spray.

Closing out the year and moving forward, the Company is focusing its efforts on getting the Company’s SEC filings current while continuing to drive sales revenue. Over the years, the Company has developed and acquired many products, including the Company’s patented derma-bug-patch insect repellent, a line of CBD products, and now a line of sanitizer products, with several other health and wellness products in development that the Company will manufacture and distribute. The Company also plans to establish a medical advisory board and research department to begin efficacy studies on the Company’s various lines of products.

“We are pleased to be launching this amazing product in an effort to bring quality effective products continuing on the path we set out on over 10 years ago, with the vision of becoming a leader in the nutraceutical space, creating and providing result-driven products that deliver daily health and wellness benefits to help improve the quality of life for people and their pets,” said Edgar Ward, NutraLife’s Founder/President and CEO.

About the Company

NutraLife BioSciences, Inc. operates a multifaceted life sciences company. For more than seven years, NutraLife has manufactured and distributed private label and branded nutraceutical and skincare wellness products.

Forward-Looking Statements

This press release contains statements of a forward-looking nature about NutraLife Biosciences, Inc. (the “Company”). You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “future” or other similar expressions. The Company has based these forward-looking statements primarily on the Company’s current expectations and projections about future events and financial trends that the Company believes may affect Company’s financial condition, results of operations, business strategy, and financial needs. There is no assurance that the Company’s current expectations and projections are accurate. All forward-looking statements in this press release are based on the Company’s information on the date hereof. These statements involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results to differ materially from those implied by the forward-looking statements. More detailed information about these risk factors is set forth in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on April 2, 2019, as amended. The Company operates in a rapidly evolving environment. New risk factors emerge from time to time. The Company does not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

Contact:

NutraLife BioSciences, Inc.

6601 Lyons Road, Suite L-6

Coconut Creek, FL 33073

Telephone 888-509-8901

www.NutraLifeBioSciences.com